EXHIBIT 10.8
IMPORTANT NOTICE
     THE SECURITY REPRESENTED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS SECURITY CANNOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS THIS SECURITY IS REGISTERED UNDER SUCH ACT OR THE COMPANY IS FURNISHED WITH AN ACCEPTABLE OPINION OF COUNSEL THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.
SUBORDINATED CONVERTIBLE PROMISSORY NOTE

Principal Amount
$_,___,___.___	_______, 200_
     This is the subordinated convertible promissory note (this “Note”) set forth as Exhibit 10.8 to the Development Plan attached to and made a material part of that certain Amended and Restated License Agreement dated as of April 6, 2001 (the “Amended License”), by and between IOMAI CORPORATION, a Delaware corporation (the “Company”) and WALTER REED ARMY INSTITUTE OF RESEARCH, A REPRESENTATIVE OF THE UNITED STATES OF AMERICA (“WRAIR”). All capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended License. This Note is issued in connection with the Amended License, and the holder is entitled to the benefits of the Amended License and is subject to all of the agreements, terms and conditions therein contained.
     For Value Received, the Company (or any successor corporation) hereby promises to pay to the order of WRAIR (or any designated trustee or assign collectively hereinafter referred to as the “Holder”), the principal sum of _____________________________________ _____________________________________($ _,___,___.___), together with interest thereon calculated from the date of issuance hereof (the “Original Issue Date”) (the entire principal amount and interest due plus any and all fees, costs and expenses incurred by Holder hereunder are collectively hereinafter referred to as the “Obligations”), on the terms and conditions set forth herein. All or a part of the principal and accrued interest thereon otherwise owing hereunder shall be deemed satisfied to the extent of a complete or partial conversion in exchange for and upon delivery of a corresponding number of Shares pursuant to Section 4 of this Note.
     1. Payment of Principal on Note.
     (a) Scheduled Payments. The outstanding principal amount due under this Note shall be due and payable in one lump sum payment on the fifth anniversary of the Original Issue Date when the entire principal balance and accrued interest thereon shall be due and owing in full (the “Maturity Date”).
     (b) Prepayment. The Company may at any time prior to the Maturity Date prepay all of the Obligations then due and owing under this Note to the date of payment in full, subject to Section 3.

     (c) Mandatory Prepayment. In the event of a “Sale” (as defined below), any and all outstanding Obligations shall be immediately due and payable without notice of any kind and the Holder shall be entitled to receive an immediate preferential payment or distribution from the assets of the Company or from cash or property received as a result of any such Sale (to the extent of funds legally available therefore) until payment is made in full satisfaction of the Obligations, after payment or provision for payment of the Senior Obligations due and owing at such time but prior to and before any distribution of any kind is made to or for the benefit of the other holders of Common Stock (a “Mandatory Prepayment”). A “Sale” means each instance a voluntary or involuntary dissolution or liquidation of the Company, any merger or other form of corporate reorganization in which the Company is not the surviving entity after such merger or consolidation, a sale or transfer of either (i) Common Stock equal to fifty percent (50%) or more of the then outstanding Common Stock or (ii) capital stock of the Company with the power to elect directors entitled to cast fifty percent (50%) or more of the votes of the entire board of directors of the Company, or a sale or transfer of the Company’s rights in and to the Licensed Patent Technology under the Amended License, or a sale of substantially all of the Company’s assets or winding-up of the affairs of the Company prior to or after the Maturity Date.
     2. Payment of Interest.
     (a) Scheduled Payments. Interest will accrue on the principal amount of this Note from time to time outstanding, payable in arrears, together with each payment of principal, at a fluctuating rate per annum equal to the Prime Rate (as defined immediately below) plus three percent (3%) (the “Contract Rate”); provided, that any change in the interest rate shall become effective immediately without notice or demand of any kind, upon the announcement of any change in the Prime Rate. The “Prime Rate” shall mean, at any time, the rate of interest publicly announced from time to time by Citigroup, Inc. at its principal office in New York City as its prime rate or prime lending rate. If this prime rate ceases to be published, an alternate prime lending rate of a similar nature will be selected by Holder. Interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The principal and interest represented by this Note shall be payable in immediately-available funds in lawful money of the United States, which shall be legal tender for public and private debts at the time of payment. All payments hereunder shall be payable to the order of Holder and sent to DFAS – ROCK ISLAND OPLOC, ATTN: DFAS-RI-FD, Building 68, Rock Island, IL 61299-8300, or to such person as shall be designated in writing from time to time by Holder. Payments received by Holder shall be applied first to collection expenses incurred by Holder, then to interest, then the balance, if any, to principal. In no event shall the Contract Rate of interest exceed the maximum interest rate permitted by law.
     (b) Additional Rate. Upon and during the continuation of a Substantial Violation, as defined in Section 7 hereof, the principal balance outstanding shall bear interest, payable on demand, at rate per annum which is two percent (2%) above the Contract Rate which would otherwise be applicable hereunder (the “Additional Rate”). In no event shall the Additional Rate of interest exceed the maximum interest rate permitted by law.
     (c) Default Rate. Upon and during the continuation of an Event of Default, as defined in Section 8 hereof (including by reason of acceleration of the principal amount due before or after the Maturity Date), the principal balance outstanding shall bear interest, payable on demand, at rate per annum which is four percent (4%) above the Contract Rate which would otherwise be applicable hereunder (the “Default Rate”). In no event shall the Default Rate of interest exceed the maximum interest rate permitted by law.
     3. Subordination. From the date hereof up to but ending on the Maturity Date, the payment of principal and interest under this Note and the Obligations shall be expressly subordinate to the Senior Obligations and no Event of Default as defined under Section 8(d) below shall be deemed to exist as a result of the Company’s failure to make any such payment prior to the Maturity Date.
     4. Conversion.
     (a) Voluntary Conversion. For so long as any of the principal and interest thereon due under this Note remain outstanding, the Holder may elect to convert all or part of the outstanding principal and accrued interest thereon into a pro rata portion of the Shares held in escrow under Article 2 of the Voting Trust and Escrow Agreement (e.g., a conversion of 30% of the principal and accrued interest thereon would be converted into 30% of the Shares) rounded up to the nearest whole number (the “Conversion Right”). In order to exercise the Conversion Right, the Holder shall provide written notice to the Company of its intention to exercise such right, which notice shall set forth the date of exercise of the Conversion Right, which shall be a date at least ten (10) and not more than thirty (30) days after the date of such written notice (the “Conversion Closing Date”). On the Conversion Closing Date, the Holder shall surrender the Note to the Company marked “canceled” in exchange for (i) the number of Shares delivered from escrow as payment therefor; and (ii) in the event of a partial conversion, an amended Note to evidence the remaining unpaid Obligations due and owing after the conversion on substantially the same terms and conditions. To further evidence and record each such conversion as contemplated hereunder, the stock certificate held by the Voting Trustee in escrow under Article 2 of the Voting Trust and Escrow Agreement shall also be surrendered to the Company, marked “canceled” and replaced by a new stock certificate issued and delivered by the Company to the Voting Trustee to be held in accordance with Article 1 of the Voting Trust Agreement, or in the event of a partial conversion, replaced by two stock certificates issued and delivered by the Company, one certificate representing the remaining Shares to be held by the Voting Trustee in escrow under Article 2 of the Voting Trust and Escrow Agreement and one certificate representing the converted shares to be held in accordance with Article 1 under the Voting Trust and Escrow Agreement. With respect to the pro rata conversion and exchange of principal and interest thereon for Shares, no adjustment shall be made for interest payable to the Holder after the Conversion Closing Date or for dividends payable to holders of Common Stock of record prior to the date of surrender for conversion.
     (b) Automatic Conversion. Immediately prior to the effectiveness of any underwritten public offering undertaken by the Company pursuant to a registration statement filed under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Company (and any other seller thereby) (“Qualified Public Offering”), this Note and the outstanding principal and interest thereon due and owing at such time shall be converted automatically into the number of Shares then in escrow under Article 2 of the Voting Trust and Escrow Agreement, without any further action by the Holder and whether or not this Note is surrendered to the Company or its transfer agent for the Common Stock. In order to receive a certificate for such Shares, the Holder shall surrender the Note to the Company or its transfer agent for the Common Stock at which time a certificate representing such Shares will be issued. Notwithstanding the foregoing automatic conversion, in the event that the registration statement relating to the Qualified Public Offering is declared effective by the Securities and Exchange Commission but the Qualified Public Offering does not close for any reason whatsoever, then such Shares into which the Note was converted pursuant to this Section 4(b) shall be reconverted automatically into the Note and the unpaid principal and interest thereon due and owing thereunder with accrued unpaid interest continuously assessed shall be reinstated, without any further action by the Company or the Holder and whether or not the Note is surrendered to the Company or its transfer agent.
     (c) Covenants. For so long as any of the Obligations due under this Note remain outstanding, the Company covenants that: (i) the Shares shall be issued and delivered to the Voting Trustee under and subject to the Voting Trust and Escrow Agreement; (ii) all of the Shares of Common Stock shall be duly authorized validly-issued and fully-paid and non-assessable; (iii) the issuance of new certificates for the remaining Shares of Common Stock as a result of a pro rata exercise of the Conversion Right shall be made without charge to the Holder for such certificates or for any tax in respect of the issuance of such certificates; and (iv) such certificates shall be issued and delivered to the Voting Trustee and held in trust for the sole and exclusive economic benefit of the Holder under and subject to the Voting Trust and Escrow Agreement. The Company will not, by amendment of its certificate of Incorporation or through any capital reorganization or similar event or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms set forth herein, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall also notify the Holder that an event of default has occurred and is continuing in respect of either payment of all or any portion of the Senior Obligations whether at maturity, at a date fixed for prepayment or an acceleration or any other event of default.
     5. Adjustments.
     (a) Adjustments for Stock Splits and Subdivisions. In the event the Company should at any time or from time to time after the Original Issue Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or for the determination that holders of Common Stock are entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as “Common Stock Equivalents”), with or without payment of any consideration by such holder for the additional shares of Common Stock or the Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such dividend distribution, split or subdivision if no record date is fixed), the Shares shall be appropriately increased in proportion to such increase of outstanding shares of Common Stock without payment of any kind due from Holder.
     (b) Adjustments for Reverse Stock Splits. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, then, following the record date of such combination, the Shares shall be appropriately decreased in proportion to such decrease in outstanding shares of Common Stock.
     (c) References to Shares. Any reference to the Shares under this Note shall be deemed to be a reference to the Shares as adjusted by this Section 5.
     6. Subordination and Negative Covenants.
     (a) Senior Obligations. From the date hereof up to but ending on the Maturity Date, the principal and interest thereon due and owing under this Note shall be expressly subordinate and junior to any and all Senior Obligations. “Senior Obligations” means any and all existing and future indebtedness, obligations, or liabilities of the Company, whether direct or indirect, absolute or contingent, with respect to (i) the Series A Preferred Stock of the Company or any other class of capital stock or securities that are senior to the Common Stock with respect to dividends or distributions upon liquidation, and (ii) indebtedness to banks, financial institutions or lenders (institutional and non-institutional) and other amounts payable on or in respect of any such indebtedness incurred by the Company for any purpose in the ordinary course and best interests of its business; provided, that Senior Obligations shall specifically exclude without limitation unsecured debt (other than (i) and (ii) above), trade accounts payable or other current liabilities incurred in the ordinary course of business or amounts owing under leases (other than capitalized lease obligations); provided, further that in each instance with respect to any of the Senior Obligations the Company is unable to obtain any third party consent required to permit payment by the Company of the principal and interest as and when due under this Note.
     (b) Negative Covenant. Unless and until this Note and the Obligations due and owing hereunder are paid or satisfied in full, the Company covenants that it shall not without the prior consent of Holder: (i) agree or consent to or participate in or otherwise allow any Sale to occur in which a payment or distribution of the Sale proceeds by the Company or any other Person on account of any Common Stock holder is made prior to a Mandatory Prepayment in violation of Section 1(c); or (ii) declare, pay or make any dividend or distribution on any shares of its capital stock (other than dividends or distributions payable in its stock, or split-ups or reclassifications of its stock) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any of its capital stock, or of any options to purchase or acquire any such shares of its capital stock except with respect to the Senior Obligations (any such payment or distribution under (b)(i) or (ii) above hereinafter an “Improper Distribution”).
     7. Substantial Violation. Each of the following shall constitute a substantial violation under this Note (each a “Substantial Violation”):
     (a) the Company fails to perform or observe any material non-monetary agreement or covenant under this Note or the Amended License or the Development Plan, unless susceptible to cure and remedied within a reasonable period of time not to exceed ninety (90) days from the date written notice of such breach is given to the Company provided that the Company is making good faith and diligent efforts to cure such breach during such period;

     (b) any representation, warranty or information contained in the Development Plan or required to be furnished to or on behalf of Holder pursuant to the Amended License, the Development Plan or in any schedule or exhibit or supplement contemplated in connection therewith, or in any writing furnished by the Company to or on behalf of Holder in connection with the Amended License, the Development Plan or in any schedule or exhibit or supplement contemplated in connection therewith, is false or misleading in any material respect on the date made or furnished;
     (c) a violation of any provision of applicable law, statute, rule or regulation applicable to the Company or any ruling, writ, injunction, order, judgment or decree of any court, arbitrator, administrative agency or other governmental body that would or could have a Material Adverse Effect (as defined in Exhibit C-2 to the Development Plan) on either the Company or the Licensed Patent Technology; or
     (d) If the “Put Option” is exercised for any reason set forth under the definition of “For Cause” in the Side Letter unless an event of default under Section 8 immediately below otherwise applies.
     8. Events of Default. Each of the following shall constitute an event of default under this Note (each an “Event of Default”):
     (a) the Company fails to pay the full amount of principal or interest due and payable on the Maturity Date under this Note, and such failure has continued for a period of 10 days;
     (b) the Company or Xairo Corporation, Ltd. (or any successor joint venture Subsidiary) (i) admits insolvency or an inability to pay its debts as they mature, (ii) makes a general assignment for the benefit of creditors, (iii) commences a case under or otherwise seeks to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute or proceeding, (iv) by any act indicates its consent to, approval of or acquiescence in any such proceeding or the appointment of any receiver of or trustee for it or a substantial part of its property or suffering any such receivership, trusteeship or proceeding to continue without dismissal for a period of sixty (60) days, or (v) becomes a debtor in any case under any chapter of the United States Bankruptcy Code;
     (c) an Improper Distribution is made in violation of Section 6(b) above;
     (d) subject to Section 3, the Company fails to make a Mandatory Prepayment as a result of Sale in violation of Section 1(c) above;
     (e) If the “Put Option” is exercised “For Cause” as defined and set forth in the Side Letter solely as a result of a failure by the Company to pay amounts in the aggregate equal to or in excess of One Hundred Thousand Dollars ($100,000.00), as and when due and owing under the Amended License or the Development Plan which failure has continued for more than ten (10) days after written notice of such failure;
     (f) the Company or any Subsidiary defaults in the performance of any obligation issued in connection with the Senior Obligations and an action, suit, or other legal or equitable proceeding against the Company or any Subsidiary or its respective property to compel payment thereof is initiated prior to payment of the Obligations due hereunder on the Maturity Date, unless such default is waived and the action is stayed or dismissed by the holder or holders of the Senior Obligations or such default or action would not, or could not, result in a Material Adverse Effect on the Company with respect to either the payment of the Obligations due and owing hereunder or the Licensed Patent Technology; or
     (g) whether occurring before or after the date of this Note, a termination of the Amended License or the underlying license granted to the Company for whatever reason occurs.
     9. Holder’s Rights and Remedies After Default.
     (a) Acceleration and Proceedings. Upon the occurrence of an Event of Default pursuant to Section 8(b) all Obligations shall be immediately due and payable. Upon the occurrence of any of the other Events of Default and at any time thereafter (such default not having previously been cured), at Holder’s option upon notice to the Company, all Obligations shall be immediately due and payable. In either event, the Holder shall be entitled, notwithstanding anything herein contained to the contrary, to seek enforcement, collection and realization on the Obligations in full.
     (b) Remedies. The Holder shall be entitled to demand, receive, or sue for or accelerate any payment, including a Mandatory Payment, in respect of the Obligations, in addition to any other right which the Holder may have under the Amended License or the Development Plan, including, without limitation, termination of the Amended License or an action for indemnification or specific performance. The Holder, at its option, shall also have the right to reduce the Obligations owed to Holder under this Note to a judgment by confession. In this regard the Company hereby authorizes any attorney at law to appear in any court of record in the United States and on behalf of the Company, to waive the issuance and service of process, and confess a judgment against the Company in favor of the Holder hereof for any and all Obligations due and owing under this Note, with interest at the Default Rate, costs of suit, plus attorneys’ fees of 5% of the outstanding Obligations then due or $50,000, whichever is less, waiving all exemption laws of any state of the United States (to the extent permitted by law), and ratifying all that said attorney may do. The authority and power to appear for and enter judgment against the Company shall not be exhausted by one or more exercises thereof, or by any imperfect exercise thereof, and shall not be extinguished by any judgment entered pursuant thereto. Such authority and power may be exercised on one or more occasions, from time to time, in the same or different jurisdictions, as often as the Holder shall deem necessary or desirable. The Company consents to the filing of and maintenance of a confessed judgment action in the District of Columbia or in any court of record in the Unites States, expressly waives any objection or defense as to insufficiency of process, lack of personal jurisdiction by any said court over the person, proper venue, and specifically consents to the registration or enrollment of a judgment by confession once granted in any other court of record in the United States. The Company hereby expressly waives any right to a trial by jury in connection with any suit brought under this Note by Holder, and the Company hereby irrevocably submits to the jurisdiction of any federal court sitting in the District of Columbia with respect to this action and hereby also waives the defense of an inconvenient forum for the maintenance of such an action. Such Court is hereby empowered and authorized to modify the terms and conditions of this provision as may be necessary to enforce this remedy to the maximum extent allowed under applicable law.

     (c) Escrow. Until the Obligations are satisfied in full, the Company agrees that the Shares shall be held in escrow to secure the full and prompt payment of the Obligations under and subject to the Voting Trust and Escrow Agreement set forth as Exhibit C-5 to the Development Plan.
     (d) Holder’s Discretion. The Holder shall have the right, in its sole discretion, to determine which rights or remedies the Holder may at any time pursue, relinquish, subordinate, modify or take any other action with respect thereto and such determination will not in any way modify or affect any of them or any of the Holder’s rights. The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies, all of which shall be cumulative and not alternative.
     10. Expenses. The Company agrees to pay any and all costs and expenses incurred by Holder in connection with the enforcement and collection of this Note, including, but not limited to, attorneys’ fees.
     11. Waiver. The Company waives demand, presentment for payment, protest and notice of dishonor, and that at any time and from time to time and with or without consideration, the Holder may, without notice to or further consent of the Company and without in any manner releasing, lessening or affecting the obligations of the Company: (a) release, surrender, waive, add, substitute, settle, exchange, compromise, modify, extend or grant indulgences with respect to: (i) this Note, (ii) the Shares and (iii) the Amended License or the Development Plan; (b) complete any blank in this Note; and (c) grant any extension or other postponements of the time of payment hereof.
     12. Subrogation. Subject to payment in full of the Obligations, the Holder shall be subrogated to the rights of the holders of the Senior Obligations.
     13. Successor and Assigns. All covenants and agreements in this Note by the Company shall bind its successors and assigns, whether so expressed or not.
     14. Separability. In case any provision in this Note, the Amended License or the Development Plan shall be held invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.
     15. Governing Law and Venue. This Note shall be governed by and construed in accordance with the federal laws of the United States of America, without giving effect to principles of conflicts of laws. Each of the parties hereby irrevocably submits to the jurisdiction of any federal court sitting in the District of Columbia over any action or proceeding arising out of or relating to this Note and each hereby waives the defense of an inconvenient forum for the maintenance of such an action.
     16. Effect. The terms and conditions of this Note shall remain in effect only to the extent any Obligations are or remain outstanding hereunder.

     IN WITNESS WHEREOF, the undersigned representative, with full power and authority to do so, has executed and delivered this Note on behalf of the Company on the day and year first above written.
IOMAI CORPORATION

By:________________________________
Name:______________________________
Title:_______________________________

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